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                                                                    EXHIBIT 3.17


                            LIMITED LIABILITY COMPANY

                               OPERATING AGREEMENT

                                       OF

                                   NEWCUP, LLC

                      A DELAWARE LIMITED LIABILITY COMPANY


                          DATED AS OF JANUARY 25, 2002

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                            LIMITED LIABILITY COMPANY
                               OPERATING AGREEMENT
                                       OF
                                   NEWCUP, LLC
                      A DELAWARE LIMITED LIABILITY COMPANY

          This LIMITED LIABILITY COMPANY OPERATING AGREEMENT OF NEWCUP, LLC (this "Operating Agreement"), dated as of January 25, 2002, is (a) adopted by the initial Manager (as defined below) and (b) executed and agreed to, for good and valuable consideration, by the Members (as defined below).

                                    ARTICLE I

                                   DEFINITIONS

          1.1 DEFINITIONS. As used in this Operating Agreement, the following terms have the following meanings:

          "ACT" means the Delaware Limited Liability Company Act and any successor statute, as amended from time to time.

          "ADJUSTED CAPITAL ACCOUNT" means, with respect to any Member, the Member's Capital Account balance, increased by the Member's share of Company Minimum Gain and Member Minimum Gain.

          "ADJUSTED CAPITAL ACCOUNT DEFICIT" means, with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant fiscal year or other period, after giving effect to the following adjustments: (i) any amounts that such Member is, or is deemed to be, obligated to restore pursuant to Section 1.704-1(b)(2)(ii)(c) of the Treasury Regulations, the penultimate sentence of Section 1.704-2(g)(1) of the Treasury Regulations, or the penultimate sentence of Section 1.704-2(i)(5) of the Treasury Regulations, shall be credited to such Capital Account; and (ii) the items described in Sections 1.704-1(b)(2)(ii)(d)(4), (5), and (6) of the Treasury Regulations shall be debited to such Capital Account. For these purposes, no Member who has an unconditional obligation to restore any deficit balance in his Capital Account in accordance with the requirements of Section 1.704-1(b)(2)(ii)(b)(3) of the Treasury Regulations shall have an Adjusted Capital Account Deficit. The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations and shall be interpreted consistently therewith.

          "AFFILIATE" means any Person that directly or indirectly controls, is controlled by, or is under common control with the Person in question. As used in this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

          "BANKRUPT MEMBER" means (except to the extent a Required Interest consents otherwise) any Member (i) that makes a general assignment for the benefit of

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creditors; (ii) is declared insolvent in any state insolvency proceeding; (iii)
becomes the subject of an order for relief under Chapter 7 of the United States Bankruptcy Code, 11 U.S.C. Section 101 ET SEQ., or successor statute (the "Bankruptcy Code"); (iv) becomes a voluntary debtor in a case under Chapter 11 of the Bankruptcy Code and fails to achieve confirmation of a plan of reorganization within 180 days; (v) becomes an involuntary debtor in a case under either Chapter 7 or 11 of the Bankruptcy Code and fails to achieve a dismissal of the case within 90 days, or, with respect to a Chapter 11 case in which an order for relief is entered prior to the expiration of 90 days, fails to achieve confirmation of a plan of reorganization within 180 days of the commencement of the involuntary case; or (vi) consents to or is subjected to the appointment of a trustee, receiver or liquidating trustee with respect to all or substantially all of its properties, and, where such appointment was contested, there has been a failure to vacate such appointment within 90 days of appointment.

          "BOOK DEPRECIATION" means for any asset for any fiscal year or other period an amount that bears the same ratio to the Gross Asset Value of that asset at the beginning of such fiscal year or other period as the federal income tax depreciation, amortization, or other cost recovery deduction allowable for that asset for such year or other period bears to the adjusted tax basis of that asset at the beginning of such year or other period. If the federal income tax depreciation, amortization, or other cost recovery deduction allowable for any asset for such year or other period is zero, the Book Depreciation for that asset shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Members.

          "BUSINESS DAY" means any day other than a Saturday, a Sunday, or a holiday on which national banking associations in the State of Delaware are closed.

          "CAPITAL ACCOUNT" means the capital account maintained for a Member pursuant to Section 4.5 of this Operating Agreement.

          "CAPITAL CONTRIBUTION" means any contribution by a Member to the capital of the Company.

          "CERTIFICATE" has the meaning given that term in Section 2.1.

          "CODE" means the Internal Revenue Code of 1986 and any successor statute, as amended from time to time.

          "COMPANY" means Newcup, LLC, a Delaware limited liability company.

          "COMPANY MINIMUM GAIN" has the meaning set forth in Section 1.704-2(b)(2) of the Treasury Regulations.

          "DEFAULT INTEREST RATE" means a rate per annum equal to the lesser of
(a) fifteen percent (15%) per annum and (b) the maximum rate permitted by applicable law.

          "DGCL" means the Delaware General Corporation Law and any successor statute, as amended from time to time.

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          "DISPOSE," "DISPOSING," or "DISPOSITION" means a sale, assignment, transfer, exchange, mortgage, pledge, grant of a security interest, or other disposition or encumbrance (including, without limitation, by operation of law), or the acts thereof, whether or not for consideration.

          "GENERAL INTEREST RATE" means a rate per annum equal to the lesser of
(a) nine percent (9%) per annum, and (b) the maximum rate permitted by applicable law.

          "GROSS ASSET VALUE" has the meaning set forth in Section 4.5(c) of this Operating Agreement.

          "INITIAL MANAGER" means Cupcorp, Inc., a Delaware corporation.

          "Losses" has the meaning set forth in Section 4.5(b) of this Operating Agreement.

          "MANAGERS" means the Initial Manager of the Company and any Person or Persons hereafter elected as a Manager of the Company as provided in this Operating Agreement, but does not include any Person who has ceased to be a Manager of the Company.

          "MEMBER" means any Person executing this Operating Agreement as of the date of this Operating Agreement as a member or hereafter admitted to the Company as a member as provided in this Operating Agreement; but does not include any Person who has ceased to be a member in the Company.

          "MEMBERSHIP INTEREST" means the interest of a Member in the Company, including, without limitation, rights to distributions (liquidating or otherwise) and allocations.

          "MEMBER MINIMUM GAIN" means partnership minimum gain attributable to partner nonrecourse debt as determined under the rules of Section 1.704-2(i) of the Treasury Regulations.

          "MEMBER NONRECOURSE DEDUCTIONS" has the meaning set forth in Section 1.704-2(i)(2) of the Treasury Regulations.

          "PERMITTED TRANSFEREE" has the meaning given that term in Section 3.3(b).

          "PERSON" means an individual or a corporation, limited liability company, partnership, trust, estate, unincorporated organization, association, or other entity.

          "PROCEEDING" has the meaning given that term in Section 8.1.

          "PROFITS" has the meaning set forth in Section 4.5(b).

          "REQUIRED INTEREST" means one or more Members having among them more than fifty percent (50%) of the Sharing Ratios of all Members.

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          "SHARING RATIO" with respect to any Member means the percentage set forth opposite each Member's name on Exhibit A to this Operating Agreement, as such Exhibit may be amended from time to time in accordance with this Operating Agreement.

          "TREASURY REGULATIONS" means the Department of Treasury Regulations promulgated under the Code, whether proposed, temporary, or final, as amended and in effect (including corresponding provisions of succeeding regulations).

          Other terms defined herein have the meanings so given them.

          1.2 CONSTRUCTION. Whenever the context requires, the gender of all words used in this Operating Agreement includes the masculine, feminine, and neuter. All references to an Article or a Section refer to the Certificate and sections of this Operating Agreement, and all references to Exhibits are to Exhibits attached hereto, each of which is made a part hereof for all purposes.

                                   ARTICLE II
                                  ORGANIZATION

          2.1 FORMATION. The Company has been organized as a Delaware limited liability company by the filing of a Certificate of Formation (the "Certificate") under and pursuant to the Act and the issuance of a certificate of organization for the Company by the Secretary of State of Delaware.

          2.2 NAME. The name of the Company is "Newcup, LLC" and all Company business must be conducted in that name or such other names that comply with applicable law as the Managers may select from time to time.

          2.3 REGISTERED OFFICE; REGISTERED AGENT; PRINCIPAL OFFICE IN THE UNITED STATES; OTHER OFFICES. The registered office of the Company required by the Act to be maintained in the State of Delaware shall be the office of the initial registered agent named in the Certificate or such other office as the Managers may designate from time to time in the manner provided by law. The registered agent of the Company in the State of Delaware shall be the initial registered agent named in the Certificate or such other Person or Persons as the Managers may designate from time to time in the manner provided by law. The principal office of the Company in the United States shall be at such place as the Managers may designate from time to time, which need not be in the State of Delaware, and shall keep the street address of such principal office at the registered office of the Company in the State of Delaware. The Company may have such other offices as the Managers may designate from time to time.

          2.4 PURPOSES. The purpose of the Company is to make equity and debt investments and engage in all related activities, including, from time to time, borrowing money in furtherance of such investments or other operations of the Company.

          2.5 FOREIGN QUALIFICATION. Prior to the Company's conducting business in any jurisdiction other than Delaware, the Managers shall cause the Company to comply, to the extent procedures are available and those matters are reasonably within

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the control of the Managers, with all requirements necessary to qualify the
Company as a foreign limited liability company in that jurisdiction. At the request of the Managers, each Member shall execute, acknowledge, swear to, and deliver all certificates and other instruments conforming with this Operating Agreement that are necessary or appropriate to qualify, continue, and terminate the Company as a foreign limited liability company in all such jurisdictions in which the Company may conduct business.

          2.6 TERM. The Company commenced on the date the Secretary of State of Delaware issued a certificate of organization for the Company and shall continue in existence until terminated pursuant to this Operating Agreement.

          2.7 NO STATE LAW PARTNERSHIP. The Members intend that the Company not be a partnership (including, without limitation, a limited partnership) or joint venture, and that no Member or Manager be a partner or joint venturer of any other Member or Manager, for any purposes other than federal and state tax purposes, and this Operating Agreement may not be construed to suggest otherwise. This Section 2.7 shall not, however, prohibit the Company from becoming a partner or joint venturer of a partnership or joint venture with one or more other Persons.

                                   ARTICLE III
                      MEMBERSHIP; DISPOSITIONS OF INTERESTS

          3.1 INITIAL MEMBERS. The initial Members of the Company are the Persons executing this Operating Agreement as of the date of this Operating Agreement as Members, each of which is admitted to the Company as a Member effective contemporaneously with the execution by such Person of this Operating Agreement.

          3.2     RESTRICTIONS ON THE DISPOSITION OF AN INTEREST.

                  (a) Except as specifically provided in this Section 3.2, a Disposition of an interest in the Company may not be effected without the consent of (i) a majority of the Managers who are Members (excluding any Manager who is making such Disposition), or (ii) if there are not Managers of the type described in clause (i), a Required Interest; provided, however, that no Disposition may be made to a Person that is a competitor of SF Holdings, Inc. (as defined in Section 3.2(b)). Any attempted Disposition by a Person of an interest or right, or any part thereof, in or in respect of the Company other than in accordance with this Section 3.2 shall be, and is hereby declared, null and void AB INITIO.

                  (b) Notwithstanding the provisions of Section 3.2(a), the interest of any Member in the Company may be transferred without the consent of the Managers or any of the Members if (i) the transfer occurs by reason of or incident to the death, dissolution, divorce, liquidation, merger or share exchange of the transferor Member, and (ii) the transferee is a Permitted Transferee. A "Permitted Transferee" is any member of such Member's immediate family, or a trust, corporation, limited liability company, or partnership controlled by such Member, members of such Member's immediate family, or another Person controlling, controlled by, or under common control with such Member,

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provided that such Person is not a competitor of SF Holdings, Inc., a Delaware corporation ("SF Holdings") or its Affiliates. For purposes of the preceding sentence, a "competitor" means any Person other than SF Holdings or its Affiliates that is engaged in the business of producing and selling food service, packaging, tissue and/or party goods products and reasonable expansions and extensions thereof.

                  (c) Subject to the provisions of Section 3.2(d), 3.2(e), and 3.2(f), a Person to whom an interest in the Company is transferred has the right to be admitted to the Company as a Member with the Sharing Ratio so transferred to such Person, only if (i) the Member making such transfer grants the transferee (including a Permitted Transferee) the right to be so admitted, and (ii) such transfer (including a transfer to a Permitted Transferee) is consented to in accordance with Section 3.2(a).

                  (d) The Company may not recognize for any purpose any purported Disposition of all or part of the Membership Interest unless and until the other applicable provisions of this Section 3.2 have been satisfied and the Managers have received, on behalf of the Company, a document (i) executed by both the Member effecting the Disposition (or if the transfer is on account of the death, incapacity, or liquidation of the transferor, its representative) and the Person to whom or which the Membership Interest or part thereof is Disposed,
(ii) including the notice address of any Person to be admitted to the Company as a Member and its agreement to be bound by this Operating Agreement in respect of the Membership Interest or part thereof being obtained, (iii) setting forth the Sharing Ratios after the Disposition of the Member effecting the Disposition and the Person to whom or which the Membership Interest or part thereof is Disposed (which together must total the Sharing Ratio of the Member effecting the Disposition before the Disposition), and (iv) containing a representation and warranty that the Disposition was made in accordance with all applicable laws and regulations (including federal and state securities laws). Each Disposition and, if applicable, admission complying with the provisions of this Section 3.2(d) is effective as of the first day of the calendar month immediately succeeding the month in which the Managers receive the notification of Disposition and the other requirements of this Section 3.2 have been met.

                  (e) For the right of a Member to Dispose of a Membership Interest or any part thereof or of any Person to be admitted to the Company in connection therewith to exist or be exercised, (i) either (A) the Membership Interest or part thereof subject to the Disposition or admission must be registered under the Securities Act of 1933, as amended, and any applicable state securities laws or (B) the Company must receive a favorable opinion of the Company's legal counsel or of other legal counsel acceptable to the Managers to the effect that the Disposition or admission is exempt from registration under those laws and (ii) the Company must receive a favorable opinion of the Company's legal counsel or of other legal counsel acceptable to the Managers to the effect that the Disposition or admission, when added to the total of all other sales, assignments, or other Dispositions within the preceding twelve (12) months, would not result in the Company's being considered to have terminated within the meaning of Section 708 of the Code. The Managers, however, may at their discretion waive the requirements of this Section 3.2(e).

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                  (f)    The Member effecting a Disposition and any Person
admitted to the Company in connection therewith shall pay, or reimburse the Company for, all costs incurred by the Company in connection with the Disposition or admission (including, without limitation, the legal fees incurred in connection with the legal opinions referred to in Section 3.2(e)) on or before the tenth (10th) day after the receipt by that Person of the Company's invoice for the amount due. If payment is not made by the date due, the Person owing that amount shall pay interest on the unpaid amount from the date due until paid at a rate per annum equal to the Default Interest Rate.

          3.3 INTERESTS IN A MEMBER. A Member that is not a natural person may not cause or permit an interest, direct or indirect, in itself to be Disposed of such that, after the Disposition, (a) the Company would be considered to have terminated within the meaning of Section 708 of the Code or
(b) without the consent of the Managers and a Required Interest, that Member shall cease to be controlled by substantially the same Persons who control it as of the date of its admission to the Company or (c) to a competitor of SF Holdings. On any breach of the provisions of clauses (b) or (c) of the immediately preceding sentence, the Company shall have the option to buy, and on exercise of that option the breaching Member shall sell, the breaching Member's Membership Interest, all in accordance with Section 11.1 as if the breaching Member were a Bankrupt Member.

          3.4 INFORMATION. In addition to the other rights specifically set forth in this Operating Agreement, each Member is entitled to all information to which that Member is entitled to have access pursuant to Section 18-305 of the Act under the circumstances and subject to the conditions therein stated.

          3.5 LIABILITY TO THIRD PARTIES. No Member or Manager shall be liable for the debts, obligations or liabilities of the Company, including under a judgment decree or order of a court.

          3.6 WITHDRAWAL. A Member does not have the right or power to withdraw from the Company as a Member except in connection with a Disposition of the entirety of such Member's interest in accordance with Section 3.2.

          3.7 LACK OF AUTHORITY. No Member (other than a Manager or an officer acting in that capacity) has the authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company, or to incur any expenditures on behalf of the Company.

          3.8 NO PREEMPTIVE RIGHTS. No Member shall have any preemptive or preferential right to acquire any Membership Interest or security of any class that may at any time be issued, sold or offered for sale by the Company. Notwithstanding the preceding sentence, however, the Company and one or more Members may by separate contractual arrangement provide preemptive or preferential rights to acquire any Membership Interest or security of any class that may at any time be issued, sold or offered for sale by the Company.

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          3.9     REDEMPTION OF MEMBERSHIP INTERESTS. If, at any time SF
Holdings, or its Affiliates, collectively, acquire Membership Interests with aggregate Sharing Ratios in excess of 50% of all Sharing Ratios of all Members, then concurrent with such acquisition the Company shall redeem the Membership Interests of all Members (other than SF Holdings and its Affiliates) for an aggregate redemption amount equal to $1,000,000 payable by wire transfer of immediately available funds to accounts designated by the Members whose interests are to be redeemed, pro rata based on the relative Sharing Ratios of such Members.

                                   ARTICLE IV
                              CAPITAL CONTRIBUTIONS

          4.1 INITIAL CONTRIBUTIONS. Contemporaneously with the execution by such Member of this Operating Agreement, each Member shall make the Capital Contributions described for that Member in EXHIBIT A.

          4.2 SUBSEQUENT CONTRIBUTIONS. Additional Capital Contributions may be made from time to time as agreed upon by the unanimous consent of all Members.

          4.3 RETURN OF CONTRIBUTIONS. A Member is not entitled to the return of any part of its Capital Contributions or to be paid interest in respect of either its capital account or its Capital Contributions. An unrepaid Capital Contribution is not a liability of the Company or of any Member. A Member is not required to contribute or to lend any cash or property to the Company to enable the Company to return any Member's Capital Contributions.

          4.4 ADVANCES BY MEMBERS. If the Company does not have sufficient cash to pay its obligations, any Member(s) that agrees to do so, with the Managers' consent, may advance all or part of the needed funds to or on behalf of the Company. An advance described in this Section 4.4 constitutes a loan from the Member to the Company, bears interest at the General Interest Rate from the date of the advance until the date of payment, and is not a Capital Contribution.

          4.5     CAPITAL ACCOUNTS.

                  (a) A Capital Account shall be established and maintained for each Member in accordance with the following provisions.

                              (i)     Each Member's Capital Account shall be
     increased by (A) the amount of money contributed by that Member to the Company, (B) the Gross Asset Value of property contributed by that Member to the Company (net of liabilities secured by the contributed property that the Company is considered to assume or take subject to under Section 752 of the Code), and (C) allocations to that Member of Profits (or items thereof), including income and gain exempt from tax and income and gain described in Section 1.704-1(b)(2)(iv)(g) of the Treasury Regulations, but excluding income and gain described in Section 1.704-1(b)(4)(i) of the Treasury Regulations.

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                              (ii)    Each Member's Capital Account shall be
     decreased by (A) the amount of money distributed to that Member by the Company, (B) the Gross Asset Value of property distributed to that Member by the Company (net of liabilities secured by the distributed property that the Member is considered to assume or take subject to under Section 752 of the Code), (C) allocations to that Member of expenditures of the Company described in Section 705(a)(2)(B) of the Code, and (D) allocations of Losses (or items thereof), including loss and deduction described in
     Section 1.704-1(b)(2)(iv)(g) of the Treasury Regulations, but excluding items described in clause (C) above and loss or deduction described in Sections 1.704-1(b)(4)(i) or 1.704-1(b)(4)(iii) of the Treasury Regulations.

                              (iii)   The Members' Capital Accounts also shall
     be maintained and adjusted as permitted by the provisions of Section 1.704-1(b)(2)(iv)(f) of the Treasury Regulations and as required by the other provisions of Sections 1.704-l(b)(2)(iv) and 1.704(b)(4) of the Treasury Regulations, including adjustments to reflect the allocations to the Members of depreciation, depletion, amortization, and gain or loss as computed for book purposes rather than the allocation of the corresponding items as computed for tax purposes, as required by Section 1.704-1(b)(2)(iv)(g) of the Treasury Regulations.

                              (iv)    A Member that has more than one Membership
     Interest shall have a single Capital Account that reflects all its Membership Interests, regardless of the class of Membership Interests owned by that Member and regardless of the time or manner in which those Membership interests were acquired. On the transfer of all or part of a Membership Interest, the Capital Account of the transferor that is attributable to the transferred Membership interest or part thereof shall carry over to the transferee Member in accordance with the provisions of
     Section 1.704-1(b)(2)(iv)(1) of the Treasury Regulations.

                  (b) "Profits" and "Losses" mean, for each fiscal year or other period, an amount equal to the Company's taxable income or loss for such year or period, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), but with the following adjustments for such fiscal year or other period:

                              (i)     Income of the Company that is exempt from
     federal income tax as described in Section 705(a)(1)(B) of the Code and not otherwise taken into account in computing Profits and Losses pursuant to this Section 4.5(b) shall be added to such taxable income or loss as if it were taxable income.

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                              (ii)    Any expenditures of the Company described
     in Section 705(a)(2)(B) of the Code, or treated as expenditures under
     Section 705(a)(2)(B) of the Code pursuant to Section 1.704-1(b)(2)(iv)(i) of the Treasury Regulations, and not otherwise taken into account in computing Profits and Losses, shall be subtracted from such taxable income or loss as if such expenditures were deductible items.

                              (iii)   If the Gross Asset Value of any Company
     asset is adjusted pursuant to this Operating Agreement, the amount of the adjustment shall be taken into account as gain or loss from the disposition of the asset for purposes of computing such taxable income or loss.

                              (iv)    Gain or loss resulting from any
     disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of the property differs from the Gross Asset Value of the property.

                              (v)     In lieu of the deduction for depreciation,
     cost recovery, or amortization taken into account in computing such taxable income or loss, there shall be taken into account Book Depreciation for such fiscal year or other period.

                              (vi)    Notwithstanding any other provision of
     this Operating Agreement, any items that are specially allocated pursuant to Section 5.3(a) or 5.3(b) of this Operating Agreement shall not be taken into account as taxable income or loss for purposes of computing Profits and Losses.

If the Company's taxable income or taxable loss for the year or period, as adjusted pursuant to subparagraphs (i)-(vi) above, is a positive amount, that amount shall be the Company's Profit for such fiscal year or other period; and if negative, that amount shall be the Company's Loss for such fiscal year or other period.

                  (c) "Gross Asset Value" means, for any asset, the asset's adjusted basis for federal income tax purposes, except as set forth below:

                              (i)     The initial Gross Asset Value of any asset
     contributed by a Member to the Company shall be the gross fair market value of the asset on the date of determination, as determined by the contributing Members and the Company.

                              (ii)    The Gross Asset Values of all assets shall
     be adjusted to equal their gross fair market values, as determined by the Members, as of the following times: (A) the contribution of more than a DE MINIMIS amount of money or other property to the Company as a Capital Contribution by a new or existing Member, or the distribution by the Company to a retiring or continuing Member of more than a DE MINIMIS

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     amount of property as consideration for an interest in the Company, if the
     Members reasonably determine that such adjustment is necessary or appropriate to reflect the relative economic interests of the Members in the Company; or (B) the liquidation of the Company within the meaning of
     Section 1.704-1(b)(2)(ii)(g) of the Treasury Regulations.

                              (iii)   The Gross Asset Value of any Company asset
     distributed to any Member shall be the gross fair market value of such asset on the date of distribution.

                              (iv)    The Gross Asset Values of Company assets
     shall be increased (or decreased) to reflect any adjustment to the adjusted basis of such assets pursuant to Section 734(b) of the Code or Section 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Section 1.704-1(b)(2)(iv)(m) of the Treasury Regulations; provided, however, that Gross Asset Values shall not be adjusted pursuant to this Section 4.5(c)(iv) to the extent the Managers determine that an adjustment pursuant to Section 4.5(c)(ii) is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this
     Section 4.5(c)(iv).

                              (v)     If the Gross Asset Value of an asset has
     been determined or adjusted pursuant to Section 4.5(c)(i), (ii) or (iv), such Gross Asset Value shall thereafter be adjusted by the Book Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

                                    ARTICLE V
                          ALLOCATIONS AND DISTRIBUTIONS

          5.1     ALLOCATIONS.

                  (a)    GENERAL ALLOCATIONS. Except as may be required by
Section 704(c) of the Code and Section 1.704-1(b)(2)(iv)(f)(4) of the Treasury Regulations, Profits and Losses of the Company shall be allocated among the Members as follows:

                              (i)     Except as otherwise provided in Section
     5.3 of this Operating Agreement, Profits shall be allocated as follows:

                                           (A)  First, in an aggregate amount
          equal to, and in proportion to, the excess of the aggregate Losses previously allocated pursuant to Section 5.1(a)(iii) over the Profits allocated pursuant to this Section 5.1(a)(i)(A), until such excess is reduced to zero;

                                           (B)  Next, in an aggregate amount
          equal to, and in proportion to, the excess of the aggregate Losses previously allocated pursuant to Section

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          5.1(a)(ii) over the Profits allocated pursuant to this Section
          5.1(a)(i)(B), until such excess is reduced to zero;

                                           (C)  Thereafter, to the Members in
          proportion to their Sharing Ratios.

                              (ii)    Except as otherwise provided in Sections
     5.1(a)(iii) and 5.3 of this Operating Agreement, Losses for any fiscal year or other period shall be allocated to the Members in proportion to their Sharing Ratios.

                              (iii)   The aggregate amount of Losses allocated
     pursuant to Section 5.1(a)(ii) hereof and the next sentence of this Section 5.1(a)(iii) to any Member for any fiscal year shall not exceed the maximum amount of losses that may be allocated to such Member without causing such Member to have an Adjusted Capital Account Deficit at the end of such fiscal year. All Losses in excess of the limitation in this Section 5.1(a)(iii) with respect to any Member with a positive Adjusted Capital Account shall be allocated solely to the other Members in proportion to their Sharing Ratios. If no other Member may receive an additional allocation of Losses pursuant to this Section 5.1(a)(iii), such additional Losses not allocated pursuant to Section 5.1(a)(ii) of this Operating Agreement or the preceding sentence shall be allocated solely to those Members that bear the economic risk for such additional Losses within the meaning of Section 704(b) of the Code and the Treasury Regulations thereunder. If it is necessary to allocate Losses under the preceding sentence, the Managers shall determine which Members bear the economic risk for such additional Losses.

                  (b) TRANSFER. All items of Profit, Loss, income, gain, loss, deduction, and credit allocable to any Membership Interest that may have been transferred shall be allocated between the transferor and the transferee based on the portion of the calendar year during which each was recognized as owning that Membership Interest, without regard to the results of Company operations during any particular portion of that calendar year and without regard to whether cash distributions were made to the transferor or the transferee during that calendar year; provided, however, that this allocation must be made in accordance with a method permissible under Section 706 of the Code and the Treasury Regulations thereunder.

          5.2     DISTRIBUTIONS.

                  (a) GENERAL. From time to time (but at least once annually), the Managers shall determine in their reasonable judgment to what extent (if any) the Company's cash on hand exceeds its current and anticipated needs, including, without limitation, for operating expenses, debt service, acquisitions, and a reasonable contingency reserve. Except as otherwise provided in Article XII, if such an excess exists, the Managers may in their sole discretion cause the Company to distribute to the

Members an amount in cash equal to that excess in proportion to their respective Sharing Ratios.

                  (b) OVERRIDING DISTRIBUTION. Notwithstanding the provisions of Section 5.2(a) above, if at any time distributions to a Member would create or increase an Adjusted Capital Account Deficit and if another Member has a positive Capital Account balance (after such Adjusted Capital Account Deficit and Capital Account balances have been adjusted to reflect the allocations of Profits, Losses, income, gains, and losses pursuant to this Article V, and taking into account interim Profits, Losses, income, gains, and losses (determined using such accounting methods as shall be selected by the Managers) for the period ending on or before such distribution), such cash or assets shall be distributed first to the Member having a positive Capital Account balance in an amount equal to such positive balance, and the remaining cash or assets, if any, shall be distributed in accordance with Section 5.2(a) of this Operating Agreement.

                  (c) PAYMENTS NOT DEEMED DISTRIBUTIONS. Any amounts paid pursuant to Section 6.10 or Article VIII of this Operating Agreement shall not be deemed to be distributions for purposes of this Operating Agreement.

                  (d) WITHHELD AMOUNTS. Notwithstanding any other provision of this Section 5.2 to the contrary, each Member hereby authorizes the Company to withhold and to pay over, or otherwise pay, any withholding or other taxes payable by the Company with respect to the Member as a result of the Member's participation in the Company; if and to the extent that the Company shall be required to withhold or pay any such taxes, such Member shall be deemed for all purposes of this Operating Agreement to have received a payment from the Company as of the time such withholding or tax is paid, which payment shall be deemed to be a distribution with respect to such Member's Membership Interest to the extent that the Member (or any successor to such Member's Membership Interest) is then entitled to receive a distribution. To the extent that the aggregate amount of such payments to a Member for any period exceeds the distributions to which such Member is entitled for such period, the amount of such excess shall be considered a loan from the Company to such Member. Such loan shall bear interest (which interest shall be treated as an item of income to the Company) at the General Interest Rate until discharged by such Member by repayment, which may be made by the Company out of distributions to which such Member would otherwise be subsequently entitled. Any withholdings authorized by this Section 5.2(d) shall be made at the maximum applicable statutory rate under the applicable tax law unless the Company shall have received an opinion of counsel or other evidence satisfactory to the Managers to the effect that a lower rate is applicable, or that no withholding is applicable.

                  (e) DISTRIBUTIONS IN LIQUIDATION OF MEMBER'S MEMBERSHIP INTEREST. For purposes of this Operating Agreement, a liquidation of a Member's Membership Interest means the termination of the Member's entire Membership Interest other than in connection with the dissolution, winding up, and termination of the Company. Where a Member's Membership Interest is to be liquidated by a series of distributions, the Membership Interest shall not be considered as liquidated until the final distribution has been made. If a Member's Membership Interest is to be liquidated, liquidating distributions shall be made in accordance with the positive Capital Account balance of that Member (as determined after taking into account all Capital Account adjustments with respect to that Member's Membership Interest for the taxable year during which the liquidation occurs, as determined in accordance with Section 706 of the Code). A distribution in liquidation of a Member's Membership Interest shall be made by the end of the taxable year in which such liquidation occurs, or, if later, within 90 days after the Member's Membership Interest is liquidated.

          5.3     SPECIAL ALLOCATIONS OF PROFITS AND LOSSES.

                  (a)    SPECIAL ALLOCATIONS.

                              (i)     QUALIFIED INCOME OFFSET. If any Member has
     an Adjusted Capital Account Deficit, items of income and gain shall be specially allocated (on a gross basis) to each such Member in an amount and manner sufficient to eliminate the Adjusted Capital Account Deficit of such Member as quickly as possible; provided, however, that an allocation pursuant to this Section 5.3(a)(i) shall be made only if and to the extent that a Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article V have been tentatively made as if this Section 5.3(a)(i) were not in this Operating Agreement. It is intended that this Section 5.3(a)(i) constitute a "qualified income offset" within the meaning of Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations and shall be interpreted and applied in a manner consistent with such Treasury Regulations.

                              (ii)    GROSS INCOME ALLOCATION. If any Member has
     a deficit Capital Account at the end of any fiscal year, and such deficit Capital Account is in excess of the sum of (A) the amount such Member is obligated to restore pursuant to any provisions of this Operating Agreement and (B) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Sections 1.704-2(g)(i) and 1.704-2(i)(5) of the Treasury Regulations, each such Member shall be specially allocated items of income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this
     Section 5.3(a)(ii) shall be made only if and to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in Article V have been made as if Section 5.3(a)(i) hereof and this Section 5.3(a)(ii) were not in this Operating Agreement.

                              (iii)   MINIMUM GAIN CHARGEBACK - COMPANY
     NONRECOURSE LIABILITIES. If there is a net decrease in Company Minimum Gain during any Company taxable year, certain items of income and gain shall be allocated (on a gross basis) to the Members in the amounts and manner described in Section 1.704-2(f) of the Treasury Regulations. This Section 5.3(a)(iii) is intended to comply with the minimum gain chargeback requirement (set forth in Section 1.704-2(f) of the Treasury

     Regulations) relating to Company nonrecourse liabilities (as defined in
     Section 1.704-2(b)(3) of the Treasury Regulations) and shall be so interpreted.

                              (iv)    MINIMUM GAIN CHARGEBACK - MEMBER
     NONRECOURSE DEBT. If there is a net decrease in Member Minimum Gain during any Company taxable year, certain items of income and gain shall be allocated (on a gross basis) as quickly as possible to those Members who had a share of the Member Minimum Gain (determined pursuant to Section 1.704-2(i)(5) of the Treasury Regulations) in the amounts and manner described in Section 1.704-2(i)(4) of the Treasury Regulations. This
     Section 5.3(a)(iv) is intended to comply with the minimum gain chargeback requirement (set forth in Section 1.704-2(i)(4) of the Treasury Regulations) relating to Member nonrecourse debt (as defined in Section 1.704-2(b)(4) of the Treasury Regulations) and shall be so interpreted.

                              (v)     BASIS ADJUSTMENTS. To the extent an
     adjustment to the adjusted tax basis of any Company asset pursuant to Sections 734(b) or 743(b) of the Code is required, pursuant to Section 1.704-1(b)(2)(iv)(m) of the Treasury Regulations, to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Treasury Regulations.

                              (vi)    NONRECOURSE DEDUCTIONS. Member Nonrecourse
     Deductions shall be allocated in accordance with Section 1.704-2(i)(1) of the Treasury Regulations to the Member who bears the economic risk of loss with respect to such deductions.

                              (vii)   ALLOCATION OF PROCEEDS OF NONRECOURSE
     LIABILITY. The determination of whether any distribution by the Company is allocable to the proceeds of a nonrecourse liability of the Company shall be made by the Member under any reasonable method that is in compliance with Section 1.704-2(h) of the Treasury Regulations.

                  (b) CURATIVE ALLOCATIONS. The allocations set forth in Sections 5.1(a)(iii) and 5.3(a) hereof (the "Regulatory Allocations") are intended to comply with certain requirements of Section 1.704-1(b) of the Treasury Regulations. The Members hereby acknowledge and agree that the Regulatory Allocations may not be consistent with the manner in which the Members intend to make Company distributions. Accordingly, the Managers are hereby authorized and directed to make other allocations of Profit, Loss, or Book Depreciation among the Members in any reasonable manner that the Managers deem appropriate, in their sole discretion, so as to prevent the Regulatory

Allocations from distorting the manner in which the Company distributions would otherwise be divided among the Members pursuant to Sections 5.2 and 12.2 hereof. In general, the Members anticipate that this will be accomplished by specially allocating other Profits, Losses, or Book Depreciation among the Members so that, after such offsetting special allocations are made, the amount of each Member's Capital Account will be, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not a part of this Operating Agreement and all Company items had been allocated to the Members solely pursuant to Section 5.1(a) hereof.


                  (c) TAX ALLOCATIONS: CODE SECTION 704(c). In accordance with Section 704(c) of the Code and the Treasury Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and the initial Gross Asset Value of such property (determined in accordance with Section 4.5(c)(i) hereof). In accordance with the requirements of Section 1.704-1(b)(4)(i) of the Treasury Regulations, if the Gross Asset Value of any Company asset is adjusted pursuant to Section 4.5(c)(ii) hereof, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and the Gross Asset Value of such asset in the same manner as such variations are taken into account under Section 704(c) of the Code and the Treasury Regulations thereunder with respect to property contributed to the Company. Any elections or other decisions relating to such allocation shall be made by the Managers in any manner that reasonably reflects the purpose and intention of this Operating Agreement. Allocations pursuant to this Section 5.3(c) are solely for purposes of federal, state, and local taxes and shall not affect or be taken into account in computing any Member's Capital Account or share of Profits, Losses, other items, or distributions pursuant to this Operating Agreement.

                  (d)    OTHER ALLOCATION RULES.

                              (i)     For purposes of determining the Profits,
     Losses, or any other item allocable to any period (including periods before and after the admission of a new Member), Profits, Losses, and any such other item shall be determined on a daily, monthly, or other basis, as determined and allocated by the Managers using any permissible method under
     Section 706 of the Code and the Treasury Regulations thereunder.

                              (ii)    For federal income tax purposes, every
     item of income, gain, loss, and deduction shall be allocated among the Members in accordance with the allocations under Sections 5.1, 5.3(a), 5.3(b), and 5.3(c) of this Operating Agreement.

                              (iii)   The Members are aware of the income tax
     consequences of the allocations made by this Section 5.3 and Section 5.1 and hereby agree to be bound by the provisions of this Section 5.3 and

     Section 5.1 in reporting their shares of Company income and loss for income tax purposes.

                              (iv)    To the extent permissible under Section
     704 of the Code and the Treasury Regulations thereunder, in making allocations provided for in this Section 5.3 and Section 5.1, ordinary income realized by the Company from recapture of previously reported deductions shall be allocated to those Members (or their successors in interest) to whom such deductions were originally allocated and in proportion to such original allocations. Any obligation relating to the recapture of previously reported credits shall be allocated to those Members (or their successors in interest) to whom such credits were originally allocated and in proportion to such original allocations.

                              (v)     It is intended that the allocations in
     Sections 5.1, 5.3(a), 5.3(b), and 5.3(c) of this Operating Agreement effect an allocation for federal income tax purposes consistent with Section 704 of the Code and comply with any limitations or restrictions therein. The Managers shall have complete discretion to make the allocations pursuant to this Section 5.3 and Section 5.1 in any reasonable manner consistent with
     Section 704 of the Code and to amend the provisions of this Operating Agreement as appropriate to comply with the Treasury Regulations promulgated under Section 704 of the Code, if in the opinion of counsel to the Company, such an amendment is advisable to reflect allocations among the Members consistent with those Treasury Regulations.

                              (vi)    The Members agree that their Membership
     Interests represent their interests in Company profits for purposes of allocating excess nonrecourse liabilities pursuant to Section 1.752-3(a)(3) of the Treasury Regulations.

                                   ARTICLE VI
                                    MANAGERS

          6.1     MANAGEMENT BY MANAGERS.

                  (a) Except for situations in which the approval of the Members is required by the Certificate, this Operating Agreement or by nonwaivable provisions of applicable law, and subject to the provisions of
Section 6.2, (1) the powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, the Managers; and (2) the Managers may make all decisions and take all actions for the Company not otherwise provided for in this Operating Agreement, including, without limitation, the following:

                              (i)     entering into, making, and performing
     contracts, agreements, and other undertakings binding the Company that may be necessary, appropriate, or advisable in furtherance of the purposes of the Company and making all decisions and waivers thereunder;

                              (ii)    opening and maintaining financial
     institution and investment accounts and arrangements, drawing checks and other orders for the payment of money, and designating individuals with authority to sign or give instructions with respect to those accounts and arrangements;

                              (iii)   maintaining or causing to be maintained
     the assets of the Company;

                              (iv)    collecting sums due the Company;

                              (v)     to the extent that funds of the Company
     are available therefor, paying debts and obligations of the Company;

                              (vi)    acquiring, utilizing for Company purposes,
     and disposing of any asset of the Company;

                              (vii)   borrowing money or otherwise committing
     the credit of the Company for Company activities and voluntary prepayments or extensions of debt;

                              (viii)  accepting capital contributions to the
     Company and adjusting the Sharing Ratios set forth on Exhibit A in accordance therewith;

                              (ix)    selecting, removing, and changing the
     authority and responsibility of lawyers, accountants, and other advisers and consultants;

                              (x)     obtaining insurance for the Company;

                              (xi)    determining distributions of Company cash
     and other property as provided in Section 5.2;

                              (xii)   instituting, prosecuting, defending and
     settling any legal, arbitration or administrative actions or proceedings on behalf of or against the Company; and

                              (xiii)  establishing a seal for the Company.

                  (b) Notwithstanding the provisions of Section 6.1(a), the Managers may not cause the Company to do any of the following without complying with any applicable requirements of the Act:

                              (i)     sell, lease, exchange or otherwise dispose
     of (other than by way of a pledge, mortgage, deed of trust or trust indenture) all or substantially all the Company's property and assets (with or without goodwill), outside the usual and regular course of the Company's business;

                              (ii)    be a party to a merger or an exchange or
     acquisition of the type described in Section 209 of the Act; and

                              (iii)   amend or restate the Certificate.

Whenever in this Operating Agreement a reference is made to the Managers, such reference shall include a sole Manager, who shall have all the authority of the Managers set forth herein.

          6.2     ACTIONS BY MANAGERS; COMMITTEES; DELEGATION OF AUTHORITY AND
DUTIES.

                  (a) In managing the business and affairs of the Company and exercising its powers, the Managers shall act (i) collectively through meetings and written consents pursuant to Sections 6.5 and 6.7, (ii) through committees pursuant to Section 6.2(b), and (iii) through Managers to whom authority and duties have been delegated pursuant to Section 6.2(c).

                  (b) The Managers may, from time to time, designate one or more committees, each of which shall be comprised of one or more Managers. Any such committee, to the extent provided in such resolution or in the Certificate or this Operating Agreement, shall have and may exercise all of the authority of the Managers, subject to any limitations set forth in the Act. At every meeting of any such committee, the presence of a majority of all the members thereof shall constitute a quorum, and the affirmative vote of a majority of the members present shall be necessary for the adoption of any resolution. The Managers may dissolve any committee at any time, unless otherwise provided in the Certificate or this Operating Agreement.

                  (c) The Managers may, from time to time, delegate to one or more Managers such authority and duties as the Managers may deem advisable. In addition, the Managers may assign titles (including, without limitation, President, Vice President, Secretary, Assistant Secretary, Treasurer and Assistant Treasurer) to any such Manager. Unless the Managers decide otherwise, if the title is one commonly used for officers of a business corporation formed under the DGCL, the assignment of such title shall constitute the delegation to such Manager of the authority and duties that are normally associated with that office, subject to any specific delegation of authority and duties made pursuant to the first sentence of this Section 6.2(c). Any number of titles may be held by the same Manager. Any delegation pursuant to this Section 6.2(c) may be revoked, with or without cause, at any time by the Managers.

                  (d) Any Person dealing with the Company, other than a Member, may rely on the authority of any Manager or officer in taking any action in the name of the Company without inquiry into the provisions of this Operating Agreement or compliance herewith, regardless of whether that action actually is taken in accordance with the provisions of this Operating Agreement.

          6.3 NUMBER AND TERM OF OFFICE. The number of Managers of the Company shall be determined from time to time by resolution of the Managers; provided, however, that no decrease in the number of Managers that would have the effect of shortening the term of an incumbent Manager may be made by the Managers. If the Managers make no such determination, the number of Managers shall be the number set forth in the Certificate as the number of Managers constituting the initial Managers. Each Manager shall hold office for the term for which he is elected and thereafter until his successor shall have been elected and qualified, or until his earlier death, resignation or removal. Unless otherwise provided in the Certificate, Managers need not be Members or residents of the State of Delaware.

          6.4 VACANCIES; REMOVAL; RESIGNATION. Subject to other provisions of this Section, any vacancy occurring in the Managers may be filled by election at an annual or special meeting of the Members called for that purpose or by the affirmative vote of a majority of the remaining Managers, though the remaining Managers may constitute less than a quorum. A Manager elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any Manager position to be filled by reason of an increase in the number of Managers shall be filled by election at any meeting of Members or may be filled by the Managers for a term of office continuing only until the next election of one or more Managers by the Members; provided that the Managers may not fill more than two such Manager positions during the period between any two successive annual meetings of Members. Members holding a Required Interest may, at any time and with or without cause, terminate the term of office of all or any of the Managers by a vote at any annual or special meeting called for that purpose. Such removal shall be effective immediately upon such Member action even if successors are not elected simultaneously, and the Manager vacancies caused by such action shall be filled only by election by the Members. Any Manager may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the remaining Managers. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

          6.5     MEETINGS.

                  (a) Unless otherwise required by law or provided in the Certificate or this Operating Agreement, a majority of the total number of Managers fixed by, or in the manner provided in, the Certificate or this Operating Agreement shall constitute a quorum for the transaction of business of the Managers, and the act of a majority of the Managers present at a meeting at which a quorum is present shall be the act of the Managers. A Manager who is present at a meeting of the Managers at which action on any Company matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the Person acting as secretary of the meeting before the adjournment thereof or shall deliver such dissent to the Company immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Manager who voted in favor of such action.

                  (b) Meetings of the Managers may be held at such place or places as shall be determined from time to time by resolution of the Managers. At all meetings of the Managers, business shall be transacted in such order as shall from time to time be determined by resolution of the Managers. Attendance of a Manager at a meeting shall constitute a waiver of notice of such meeting, except where a Manager attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                  (c) In connection with any annual meeting of Members at which Managers were elected, the Managers may, if a quorum is present, hold their first meeting for the transaction of business immediately after and at the same place as such annual meeting of the Members. Notice of such meeting at such time and place shall not be required.

                  (d) Regular meetings of the Managers shall be held at such times and places as shall be designated from time to time by resolution of the Managers. Notice of such regular meetings shall not be required.

                  (e) Special meetings of the Managers may be called by any Manager on at least twenty-four (24) hours notice to each other Manager. Such notice need not state the purpose or purposes of, nor the business to be transacted at, such meeting, except as may otherwise be required by law or provided for by the Certificate or this Operating Agreement.

          6.6 APPROVAL OR RATIFICATION OF ACTS OR CONTRACTS BY MEMBERS. The Managers in their discretion may submit any act or contract for approval or ratification at any annual meeting of the Members, or at any special meeting of the Members called for the purpose of considering any such act or contract, and any act or contract that shall be approved or be ratified by a Required Interest shall be as valid and as binding upon the Company and upon all the Members as if it shall have been approved or ratified by every Member of the Company. Failure of the Managers for any reason (or for no reason) to submit any act or contract to the Members for approval or ratification shall not in any way act to, or be deemed to, make such act or contract void or voidable.

          6.7 ACTION BY WRITTEN CONSENT OR TELEPHONE CONFERENCE. Any action permitted or required by the Act, the Certificate or this Operating Agreement to be taken at a meeting of the Managers or any committee designated by the Managers may be taken without a meeting if a consent in writing, setting forth the action to be taken, is signed by all the Managers or members of such committee, as the case may be. Such consent shall have the same force and effect as a unanimous vote at a meeting and may be stated as such in any document or instrument filed with the Secretary of State of Delaware, and the execution of such consent shall constitute attendance or presence in person at a meeting of the Managers or any such committee, as the case may be. Subject to the requirements of the Act, the Certificate or this Operating Agreement for notice of meetings, unless otherwise restricted by the Certificate, Managers, or members of any committee designated by the Managers, may participate in and hold a meeting of the Managers or any committee of Managers, as the case may be, by means of a conference telephone or similar communications equipment by means of which all Persons participating in the meeting can hear each other, and participation in such meeting shall constitute attendance and presence in person at such meeting, except where a Person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

          6.8 REIMBURSEMENT. The Managers and the officers of the Company shall be entitled to be reimbursed for reasonable out-of-pocket costs and expenses incurred in the course of their service hereunder.

                                   ARTICLE VII
                               MEETINGS OF MEMBERS

          7.1     MEETINGS.

                  (a) A quorum shall be present at a meeting of Members if the holders of a Required Interest are represented at the meeting in person or by proxy. With respect to any matter, other than a matter for which the affirmative vote of the holders of a specified portion of the Sharing Ratios of all Members entitled to vote is required by the Act, the affirmative vote of a Required Interest at a meeting of Members at which a quorum is present shall be the act of the Members.

                  (b) All meetings of the Members shall be held at the principal place of business of the Company or at such other place within or without the State of Delaware as shall be specified or fixed in the notices or waivers of notice thereof; provided that any or all Members may participate in any such meeting by means of conference telephone or similar communications equipment pursuant to Section 7.5.

                  (c) Notwithstanding the other provisions of the Certificate or this Operating Agreement, the chairman of the meeting or the holders of a Required Interest shall have the power to adjourn such meeting from time to time, without any notice other than announcement at the meeting of the time and place of the holding of the adjourned meeting. If such meeting is adjourned by the Members, such time and place shall be determined by a vote of the holders of a Required Interest. Upon the resumption of such adjourned meeting, any business may be transacted that might have been transacted at the meeting as originally called.

                  (d) An annual meeting of the Members, for the election of the Managers and for the transaction of such other business as may properly come before the meeting, shall be held at such place, within or without the State of Delaware, on such date and at such time as the Managers shall fix and set forth in the notice of the meeting, which date shall be within thirteen (13) months subsequent to the date of organization of the Company or the last annual meeting of Members, whichever most recently occurred.

                  (e) Special meetings of the Members for any proper purpose or purposes may be called at any time by the Managers or the holders of at least ten percent (10%) of the Sharing Ratios of all Members. If not otherwise stated in or fixed in accordance with the remaining provisions hereof, the record date for determining Members entitled to call a special meeting is the date any Member first signs the notice of that meeting. Only business within the purpose or purposes described in the notice (or waiver thereof) required by this Operating Agreement may be conducted at a special meeting of the Members.

                  (f) Written or printed notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten
(10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the Managers or Person calling the meeting, to each Member entitled to vote at such meeting. If mailed, any such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the Member at his address provided for in Section 14.2, with postage thereon prepaid.

                  (g) The date on which notice of a meeting of Members is mailed or the date on which the resolution of the Managers declaring a distribution is adopted, as the case may be, shall be the record date for the determination of the Members entitled to notice of or to vote at such meeting, including any adjournment thereof, or the Members entitled to receive such distribution.

                  (h) The right of Members to cumulative voting in the election of Managers is expressly denied.

          7.2 VOTING LIST. The Managers shall make, at least ten (10) days before each meeting of Members, a complete list of the Members entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the Sharing Ratios held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office or principal place of business of the Company and shall be subject to inspection by any Member at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any Member during the whole time of the meeting. The original membership records shall be prima-facie evidence as to who are the Members entitled to examine such list or transfer records or to vote at any meeting of Members. Failure to comply with the requirements of this Section shall not affect the validity of any action taken at the meeting.

          7.3 PROXIES. A Member may vote either in person or by proxy executed in writing by the Member. A telegram, telex, cablegram or similar transmission by the Member, or a photographic, photostatic, facsimile or similar reproduction of a writing executed by the Member shall be treated as an execution in writing for purposes of this Section. Proxies for use at any meeting of Members or in connection with the taking of any action by written consent shall be filed with the Managers, before or at the time of the meeting or execution of the written consent, as the case may be. All proxies shall be received and taken charge of and all ballots shall be received and canvassed by the Managers, who shall decide all questions touching upon the qualification of voters, the validity of the proxies, and the acceptance or rejection of votes, unless an inspector or inspectors shall have been appointed by the chairman of the meeting, in which event such inspector or inspectors shall decide all such questions. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. A proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest. Should a proxy designate two (2) or more Persons to act as proxies, unless that instrument shall provide to the contrary, a majority of such Persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or if only one be present, then such powers may be exercised by that one; or, if an even number attend and a majority do not agree on any particular issue, the Company shall not be required to recognize such proxy with respect to such issue if such proxy does not specify how the Sharing Ratios that are the subject of such proxy are to be voted with respect to such issue.

          7.4 CONDUCT OF MEETINGS. All meetings of the Members shall be presided over by the chairman of the meeting, who shall be the Chairman of the Managers or another Manager approved by a majority of the Managers. The chairman of any meeting of Members shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him in order.

          7.5     ACTION BY WRITTEN CONSENT OR TELEPHONE CONFERENCE.

                  (a) Any action required or permitted to be taken at any annual or special meeting of Members may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of not less than the minimum Sharing Ratios that would be necessary to take such action at a meeting at which the holders of all Sharing Ratios entitled to vote on the action were present and voted. No written consent shall be effective to take the action that is the subject to the consent unless, within sixty (60) days after the date of the earliest dated consent delivered to the Company in the manner required by this Section, a consent or consents signed by the holder or holders of not less than the minimum Sharing Ratios that would be necessary to take the action that is the subject of the consent are delivered to the Company by delivery to its registered office, its principal place of business, or the Managers. Delivery shall be by hand or certified or registered mail, return receipt requested. Delivery to the Company's principal place of business shall be addressed to the Managers. A telegram, telex, cablegram or similar transmission by a Member, or a photographic, photostatic, facsimile or similar reproduction of a writing signed by a Member, shall be regarded as signed by the Member for purposes of this Section. Prompt notice of the taking of any action by Members without a meeting by less than unanimous written consent shall be given to those Members who did not consent in writing to the action.

                  (b) The record date for determining Members entitled to consent to action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company by delivery to its registered office, its principal place of business, or the Managers. Delivery to the Company's principal place of business shall be addressed to the Managers.

                  (c) If any action by Members is taken by written consent, any Certificate or documents filed with the Secretary of State of Delaware as a result of the taking of the action shall state, in lieu of any statement required by the Act concerning any vote of Members, that written consent has been given in accordance with the provisions of the Act and that any written notice required by the Act has been given.

                  (d) Members may participate in and hold a meeting by means of conference telephone or similar communications equipment by means of which all Persons participating in the meeting can hear each other, and participation in such meeting shall constitute attendance and presence in person at such meeting, except where a Person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                  ARTICLE VIII
                                 INDEMNIFICATION

          8.1 RIGHT TO INDEMNIFICATION. The Company shall indemnify persons who are or were a Manager or officer of the Company both in their capacities as Managers and officers of the Company and, if serving at the request of the Company as a director, manager, officer, trustee, employee, agent or similar functionary of another foreign or domestic corporation, limited liability company, trust, partnership, joint venture, sole proprietorship, employee benefit plan or other enterprise, in each of those capacities, against any and all liability and reasonable expense that may be incurred by them in connection with or resulting from (a) any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (collectively, a "Proceeding"), (b) an appeal in such a Proceeding, or (c) any inquiry or investigation that could lead to such a Proceeding, all to the full extent permitted by the Act. The Company shall pay or reimburse, in advance of the final disposition of the Proceeding, to all persons who are or were a Manager or officer of the Company all reasonable expenses incurred by such person who was, is or is threatened to be made a named defendant or respondent in a Proceeding to the full extent permitted by the Act. The Company may indemnify persons who are or were an employee or agent (other than a Manager or officer) of the Company, or persons who are not or were not employees or agents of the Company but who are or were serving at the request of the Company as a director, officer, trustee, employee, agent or similar functionary of another foreign or domestic corporation, trust, partnership, joint venture, sole proprietorship, employee benefit plan or other enterprise (collectively, along with the Managers and officers of the Company, such persons are referred to herein as "Corporate Functionaries") against any and all liability and reasonable expense that may be incurred by them in connection with or resulting from (a) any Proceeding, (b) an appeal in such a Proceeding, or (c) any inquiry or investigation that could lead to such a Proceeding, all to the full extent permitted by the Act. The rights of indemnification provided for in this
Article VIII shall be in addition to all rights to which any Corporate Functionary may be entitled under any agreement or vote of Members or as a matter of law or otherwise.

          8.2 INSURANCE. The Company may purchase or maintain insurance on behalf of any Corporate Functionary against any liability asserted against him and incurred by him in such a capacity or arising out of his status as a Corporate Functionary, whether or not the Company would have the power to indemnify him against the liability under the Act or this Operating Agreement; provided, however, that if the insurance or other arrangement is with a person or entity that is not regularly engaged in the business of providing insurance coverage, the insurance or arrangement may provide for payment of a liability with respect to which the Company would not have the power to indemnify the person only if including coverage for the additional liability has been approved by the Members of the Company. Without limiting the power of the Company to procure or maintain any kind of insurance or arrangement, the Company may, for the benefit of persons indemnified by the Company, (i) create a trust fund, (ii) establish any form of self insurance, (iii) secure its indemnification obligation by grant of any security interest or other lien on the assets of the Company, or (iv) establish a letter of credit, guaranty or surety arrangement. Any such insurance or other arrangement may be procured, maintained or established within the Company or its affiliates or with any insurer or other person deemed appropriate by the Managers of the Company regardless of whether all or part of the stock or other securities thereof are owned in whole or in part by the Company. In the absence of fraud, the judgment of the Managers of the Company as to the terms and conditions of such insurance or other arrangement and the identity of the insurer or other person participating in an arrangement shall be conclusive, and the insurance or arrangement shall not be voidable and shall not subject the Managers approving the insurance or arrangement to liability, on any ground, regardless of whether Managers participating in approving such insurance or other arrangement shall be beneficiaries thereof.

          8.3 SAVINGS CLAUSE. If this Article VIII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Manager, Member or any other Person indemnified pursuant to this Article VIII as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by any applicable portion of this Article VIII that shall not have been invalidated and to the fullest extent permitted by applicable law.

                                   ARTICLE IX
                                      TAXES

          9.1 TAX RETURNS. The Managers shall cause to be prepared and filed all necessary federal and state income tax returns for the Company, including making the elections described in Section 9.2. Each Member shall furnish to the Managers all pertinent information in its possession relating to Company operations that is necessary to enable the Company's income tax returns to be prepared and filed.

          9.2 TAX ELECTIONS. The Company shall make the following elections on the appropriate tax returns:

                  (a) to adopt the calendar year as the Company's fiscal year;

                  (b)    if a distribution of Company property as described in
Section 734 of the Code occurs or if a transfer of a Membership Interest as described in Section 743 of the Code occurs, on written request of any Member, to elect, pursuant to Section 754 of the Code, to adjust the basis of Company properties;

                  (c) to elect to amortize the organizational expenses of the Company and the startup expenditures of the Company ratably over a period of sixty (60) months as permitted under Section 195 and Section 709(b) of the Code; and

                  (d) any other election including, without limitation, whether the Company shall adopt a cash or accrual method of accounting as the Managers may deem appropriate and in the best interests of the Members.

Neither the Company nor any Manager or Member may make an election for the Company to be excluded from the application of the provisions of subchapter K of chapter 1 of subtitle A of the Code or any similar provisions of applicable state law, and no provision of this Operating Agreement (including, without limitation, Section 2.7) shall be construed to sanction or approve such an election.

          9.3 TAX MATTERS PARTNER. A majority of the Managers who are Members shall designate one Manager that is a Member to be the "tax matters partner" of the Company pursuant to Section 6231(a)(7) of the Code; or, if there is no Manager that is a Member, the "tax matters partner" shall be a Member that is designated as such by a Required Interest. Any Member who is designated "tax matters partner" shall take such action as may be necessary to cause each other Member to become a "notice partner" within the meaning of Section 6223 of the Code. Any Member who is designated "tax matters partner" shall inform each other Member of all significant matters that may come to its attention in its capacity as "tax matters partner" by giving notice thereof on or before the fifth (5th) Business Day after becoming aware thereof and, within that time, shall forward to each other Member copies of all significant written communications it may receive in that capacity. Any Member who is designated "tax matters partner" may not take any action contemplated by Sections 6222 through 6232 of the Code without the consent of a Required Interest, but this sentence does not authorize such Manager (or any other Manager) to take any action left to the determination of an individual Member under Sections 6222 through 6232 of the Code.

                                    ARTICLE X
                   BOOKS, RECORDS, REPORTS, AND BANK ACCOUNTS

          10.1 MAINTENANCE OF BOOKS. The Company shall keep books and records of accounts and shall keep minutes of the proceedings of its Members, its Managers and each committee of the Managers. The books of account for the Company shall be maintained on a cash or accrual basis (as determined by the Managers) in accordance with the terms of this Operating Agreement, except that the capital accounts of the Members shall be maintained in accordance with Section 4.5. The calendar year shall be the accounting year of the Company.

          10.2 REPORTS. On or before the one hundred twentieth (120th) day following the end of each fiscal year during the term of the Company, the Managers shall cause each Member to be furnished with a balance sheet, an income statement, and a statement of changes in Members' capital of the Company for, or as of the end of, that fiscal year. Additionally, the Company shall deliver to its Members K-1 Statements to enable each Member to prepare its required income tax return.

          10.3 ACCOUNT. The Managers shall establish and maintain one or more separate bank and investment accounts and arrangements for Company funds in the Company name and with financial institutions and firms that the Managers determine. The Managers may not commingle the Company's funds with the funds of any Member; however, Company funds may be invested in a manner the same as or similar to the Managers' investment of their own funds or investments by their Affiliates.

                                   ARTICLE XI
                             BANKRUPTCY OF A MEMBER

          11.1 BANKRUPT MEMBERS. If any Member becomes a Bankrupt Member, the Company shall have the option, exercisable by notice from the Managers to the Bankrupt Member (or its representative) at any time prior to the one hundred eightieth (180th) day after receipt of notice of the occurrence of the event causing it to become a Bankrupt Member, to buy, and on the exercise of this option the Bankrupt Member or its representative shall sell, its Membership Interest. The purchase price shall be an amount equal to the fair market value thereof determined by agreement by the Bankrupt Member (or its representative) and the Managers; however, if those Persons do not agree on the fair market value on or before the thirtieth (30th) day following the exercise of the option, either such Person, by notice to the other, may require the determination of fair market value to be made by an independent appraiser specified in that notice. If the Person receiving that notice objects on or before the tenth (10th) day following receipt to the independent appraiser designated in that notice, and those Persons otherwise fail to agree on an independent appraiser, either such Person may petition the United States District Judge for the District of Delaware then senior in service to designate an independent appraiser. The determination of the independent appraiser, however designated, is final and binding on all parties. The Bankrupt Member and the Company each shall pay one half of the costs of the appraisal. The purchaser shall pay the fair market value as so determined in four equal cash installments, the first due on closing and the remainder (together with accumulated interest on the amount unpaid at the General Interest Rate) due on each of the first three (3) anniversaries thereof. The payment to be made to the Bankrupt Member or its representative pursuant to this Section 11.1 is in complete liquidation and satisfaction of all the rights and interest of the Bankrupt Member and its representative (and of all Persons claiming by, through, or under the Bankrupt Member and its representative) in and in respect of the Company, including, without limitation, any Membership Interest, any rights in specific Company property, and any rights against the Company and (insofar as the affairs of the Company are concerned) against the Members, and constitutes a compromise to which all Members have agreed pursuant to Section 18-502(b) of the Act.

                                   ARTICLE XII
                    DISSOLUTION, LIQUIDATION, AND TERMINATION

          12.1 DISSOLUTION. The Company shall dissolve and its affairs shall be wound up on the first to occur of the following:

                  (a)    the vote or written consent of a Required Interest; or

                  (b) entry of a decree of judicial dissolution of the Company under Section 18-802 of the Act.

          12.2 LIQUIDATION AND TERMINATION. On dissolution of the Company, the Managers shall act as liquidating trustee or may appoint one or more Members as liquidating trustee. The liquidating trustee shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Act. The costs of liquidation shall be borne as a Company expense. Until final distribution, the liquidating trustee shall continue to operate the Company properties with all of the power and authority of the Managers. The steps to be accomplished by the liquidating trustee are as follows:

                  (a) as promptly as possible after dissolution and again after final liquidation, the liquidating trustee shall cause a proper accounting to be made of the Company's assets, liabilities, and operations through the last day of the calendar month in which the dissolution occurs or the final liquidation is completed, as applicable;

                  (b) the liquidating trustee shall pay, satisfy or discharge from Company funds all of the debts, liabilities and obligations of the Company (including, without limitation, all expenses incurred in liquidation and any advances described in Section 4.4) or otherwise make adequate provision for payment and discharge thereof (including, without limitation, the establishment of a cash escrow fund for contingent liabilities in such amount and for such term as the liquidating trustee may reasonably determine); and:

                  (c) all remaining assets of the Company shall be distributed to the Members as follows:

                              (i)     the liquidating trustee may sell any or
     all Company property, including to Members, and any resulting Profit or Loss from each sale shall be computed and allocated to the Capital Accounts of the Members as provided in Article V of this Operating Agreement;

                              (ii)    with respect to all Company property that
     has not been sold, the fair market value of that property shall be determined and the Capital Accounts of the Members shall be adjusted to reflect the manner in which the unrealized Profit, Loss, income, gain, loss, and deduction inherent in such property that has not previously been reflected in the Capital Accounts would be allocated among the Members if there were a taxable disposition of that property for the fair market value of that property on the date of distribution; and

                              (iii)   Company property shall be distributed
     among the Members in accordance with the positive Capital Account balances of the Members, as determined after taking into account all Capital Account adjustments for the taxable year of the Company during which the liquidation of the Company occurs (other than those made by reason of this clause (iii)); and those distributions shall be made by the end of the taxable year of the Company during which the liquidation of the Company occurs (or, if later, ninety (90) days after the date of the liquidation).

All distributions in kind to the Members shall be made subject to the liability of each distributee for costs, expenses, and liabilities theretofore incurred or for which the Company has committed prior to the date of termination and those costs, expenses, and liabilities shall be allocated to the distributee pursuant to this Section 12.2. The distribution of cash and/or property to a Member in accordance with the provisions of this Section 12.2 constitutes a complete distribution to the Member with respect to its Membership Interest and the Member's interest in the Company's property, and constitutes a compromise to which all Members have consented within the meaning of Section 18-502 of the Act. To the extent that a Member returns funds to the Company, it has no claim against any other Member for those funds, except to the extent any Member is obligated to return a distribution to the Company pursuant to Section 18-804(c) of the Act.

          12.3 DEFICIT CAPITAL ACCOUNT. Notwithstanding anything to the contrary in this Operating Agreement, and notwithstanding any custom or rule of law to the contrary, if any Member has a negative balance in its Capital Account on the date of the liquidation of such Member's "interest in the partnership" (within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Treasury Regulations) after taking into account allocations of Profits, Losses, and other items of income, gain, loss, deduction or credit, and distributions of cash or property (in each case as provided in Article V), that Member shall have no obligation to restore the negative balance or to make any Capital Contribution by reason thereof, and the negative balance shall not be considered an asset or a liability of the Company or of any Member.

          12.4 CERTIFICATE OF DISSOLUTION. On completion of the distribution of Company assets as provided herein, the Company is terminated, and the Managers (or such other Person or Persons as the Act may require or permit) shall file a Certificate of Cancellation with the Secretary of State of Delaware, cancel any other filings made pursuant to Section 2.5, and take such other actions as may be necessary to terminate the Company.

                                  ARTICLE XIII
                                  CERTIFICATES

          13.1    FORM OF CERTIFICATES.

                  (a) The Company may deliver certificates representing the Membership Interests to which all Members are entitled. Certificates representing Membership Interests of the Company shall be in such form as shall be approved and adopted by the Managers and shall be numbered consecutively and entered in the records of the Company as they are issued. Each certificate shall state on the face thereof that the Company is organized under the laws of the State of Delaware, the name of the Member, and the Membership Interest. Each certificate shall also set forth on the back thereof a full or summary statement of matters required by the Act, the Certificate or this Operating Agreement to be described on certificates representing Membership Interests, and shall contain a conspicuous statement on the face thereof referring to the matters set forth on the back thereof.

                  (b) Certificates shall be signed by one or More of the Managers or, if persons be elected to such offices, by the President or any Vice President and by the Secretary or any Assistant Secretary, and may be sealed with the seal of the Company. Either the seal of the Company or the signatures of the Manager(s) or officers, or both, may be facsimiles. In case any Manager or officer who has signed, or whose facsimile signature or signatures have been used on such certificate or certificates, shall cease to be a Manager or officer of the Company, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the Company or its agents, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed the certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be a Manager or officer of the Company.

          13.2 LOST CERTIFICATES. The Company may direct that a new certificate be issued in place of any certificate theretofore issued by the Company alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing the issue of a new certificate, the Managers in their discretion and as a condition precedent to the issuance thereof, may require the owner of the lost or destroyed certificate, or his legal representative, to advertise the same in such manner as it shall require and/or give the Company a bond in such form, in such sum, and with such surety or sureties as it may direct as indemnity against any claim that may be made against the Company with respect to the certificate alleged to have been lost, stolen or destroyed.

          13.3 TRANSFER OF CERTIFICATES. Certificates representing Membership Interests shall be transferable, subject to the provisions of Section 3.3, only on the records of the Company by the holder thereof in person or by his duly authorized attorney. Subject to any restrictions on transfer set forth in the Certificate, this Operating Agreement or any agreement among Members to which this Company is a party or has notice, upon surrender to the Company of a certificate representing a Membership

Interest duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Company to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

          13.4 REGISTERED MEMBERS. Except as otherwise provided in the Act or other Delaware law, the Company shall be entitled to regard the Member in whose name any certificates issued by the Company are registered in the records of the Company at any particular time as the owner of such Membership Interest and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Membership Interest on the part of any other person, whether or not it shall have express or other notice thereof.

                                   ARTICLE XIV
                               GENERAL PROVISIONS

          14.1 OFFSET. Whenever the Company is to pay any sum to any Member, any amounts that Member owes the Company may be deducted from that sum before payment.

          14.2 NOTICES. Except as expressly set forth to the contrary in this Operating Agreement, all notices, requests, or consents provided for or permitted to be given under this Operating Agreement must be in writing and must be given either by depositing that writing in the United States mail, addressed to the recipient, postage paid, and registered or certified with return receipt requested or by delivering that writing to the recipient in person, by courier, or by facsimile transmission; and a notice, request, or consent given under this Operating Agreement is effective on receipt by the Person to receive it. All notices, requests, and consents to be sent to a Member must be sent to or made at the addresses given for that Member on Exhibit A or in the instrument described in Section 3.3(d), or such other address as that Member may specify by notice to the other Members. Any notice, request, or consent to the Company or the Managers must be given to the Managers at the following address: 200 Crescent Court, Suite 1600, Dallas, Texas 75201. Whenever any notice is required to be given by law, the Certificate or this Operating Agreement, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

          14.3 ENTIRE AGREEMENT. This Operating Agreement constitutes the entire agreement of the Members and their Affiliates relating to the Company and supersedes all prior contracts or agreements with respect to the Company, whether oral or written. However, nothing herein shall preclude some or all of the Members from entering into one or more separate agreements concerning voting, ownership and Disposition of Membership Interests or shall preclude the Company from becoming a party to any such agreement.

          14.4 EFFECT OF WAIVER OR CONSENT. A waiver or consent, express or implied, to or of any breach or default by any Person in the performance by that Person of its obligations with respect to the Company is not a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person with respect to the Company. Failure on the part of a Person to complain of any act of any Person or to declare any Person in default with respect to the Company, irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights with respect to that default until the applicable statute-of-limitations period has run.

          14.5 AMENDMENT OR MODIFICATION. This Operating Agreement may be amended or modified from time to time only by a written instrument adopted by the Managers and executed and agreed to by a Required Interest, except for any provision for which the approval of a different specified portion of the Sharing Ratios of all Members entitled to vote is expressly required by this Operating Agreement; provided, however, that (a) an amendment or modification decreasing a Member's Membership Interest is effective only with that Member's consent, or
(b) an amendment or modification reducing the required Membership Interest or other measure for any consent or vote in this Operating Agreement is effective only with the consent or vote of Members having the Membership Interest or other measure theretofore required.

          14.6 BINDING EFFECT. Subject to the restrictions on Dispositions set forth in these Operating Agreement, this Operating Agreement is binding on and inure to the benefit of the Members and their respective heirs, legal representatives, successors, and assigns.

          14.7 GOVERNING LAW; SEVERABILITY. THIS OPERATING AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THIS OPERATING AGREEMENT TO THE LAW OF ANOTHER JURISDICTION. In the event of a direct conflict between the provisions of this Operating Agreement and (a) any provision of the Certificate, or (b) any mandatory provision of the Act, the applicable provision of the Certificate or the Act shall control. If any provision of this Operating Agreement or the application thereof to any Person or circumstance is held invalid or unenforceable to any extent, the remainder of this Operating Agreement and the application of that provision to other Persons or circumstances is not affected thereby and that provision shall be enforced to the greatest extent permitted by law.

          14.8 FURTHER ASSURANCES. In connection with this Operating Agreement and the transactions contemplated hereby, each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Operating Agreement and those transactions.

          14.9 WAIVER OF CERTAIN RIGHTS. Each Member irrevocably waives any right it may have to maintain any action for dissolution of the Company or for any partition of the property of the Company.

          14.10 INDEMNIFICATION. To the fullest extent permitted by law, each Member shall indemnify the Company, each Manager and each other Member and hold them harmless from and against all losses, costs, liabilities, damages, and expenses (including, without limitation, costs of suit and attorney's fees) they may incur on account of any breach by that Member of this Operating Agreement.

          14.11 NOTICE TO MEMBERS OF PROVISIONS OF THIS OPERATING AGREEMENT. By executing this Operating Agreement, each Member acknowledges that it has actual notice of (a) all of the provisions of this Operating Agreement, including, without limitation, the restrictions on the transfer of Membership interests set forth in Article III, and (b) all of the provisions of the Certificate. Each Member hereby agrees that this Operating Agreement constitute adequate notice of all such provisions, including, without limitation, any notice requirement under Chapter 8 of the Delaware Uniform Commercial Code relating to uncertificated securities, and each Member hereby waives any requirement that any further notice thereunder be given.

          14.12 COUNTERPARTS. This Operating Agreement may be executed in any number of counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

          14.13 CREDITORS. None of the provisions of this Operating Agreement shall be for the benefit of or enforceable by any creditors of the Company.

          14.14   POWER OF ATTORNEY.

                  (a) GRANT OF POWER. Each Member hereby constitutes and appoints the Manager designated by the Managers to exercise this power of attorney and his or her authorized representatives (and any successor thereto by assignment, election, or otherwise and the authorized representatives thereof) with full power of substitution as his true and lawful agent and attorney-in-fact, with full power and authority in his name, place, and stead, to execute, swear to, acknowledge, deliver, file, and record in the appropriate public offices, as applicable or appropriate (i) all certificates and other instruments and all amendments or restatements thereof that such Manager deems reasonable and appropriate or necessary to qualify or register, or continue the qualification or registration of, the Company as a limited liability company in all jurisdictions in which the Company may conduct business or own property;
(ii) all instruments, including an amendment or restatement of this Operating Agreement, that such Manager deems appropriate or necessary to reflect any amendment, change, or modification of this Operating Agreement in accordance with their terms; (iii) all conveyances and other instruments or documents that such Manager deems appropriate or necessary to reflect the dissolution and liquidation of the Company pursuant to the terms of this Operating Agreement;
(iv) all instruments relating to the admission or substitution of any Member;
(v) all ballots, consents, approvals, waivers, certificates, and other instruments appropriate or necessary, in the sole discretion of such Manager, to make, evidence, give, confirm, or ratify any vote, consent, approval, agreement, or other action that is made or given by Members hereunder, is deemed to be made or given by

Members hereunder, or is consistent with the terms of this Operating Agreement and appropriate or necessary, in the sole discretion of such Manager, to effectuate the terms or intent of this Operating Agreement; provided that, with respect to any action that requires the vote, consent, or approval of a stated percentage of Members under the terms of this Operating Agreement, such Manager may exercise the power of attorney granted in this subsection (v) only after the necessary vote, consent, or approval has been made or given. Nothing herein contained shall be construed as authorizing such Manager to amend this Operating Agreement except in accordance with Article VI of this Operating Agreement or as otherwise provided in this Operating Agreement.

                  (b) IRREVOCABILITY. The foregoing power of attorney is irrevocable and coupled with an interest, and it shall survive, and not be affected by, the death, incompetence, incapacity, disability, dissolution, bankruptcy, or termination of any Member and the transfer of all or any portion of his Company Interest and shall extend to such Member's heirs, successors, assigns, and personal representatives. Each Member agrees to be bound by any representations made by the Manager acting in good faith pursuant to the power of attorney; and each Member hereby waives any and all defenses that may be available to contest, negate, or disaffirm any action of the Manager taken in good faith under the power of attorney. Each Member shall execute and deliver to the Manager within 15 days after receipt of the Manager's request therefor, further designations, powers of attorney, and other instruments the Manager deems necessary to effectuate this Operating Agreement and the purposes of the Company.

                            [Signature Page Follows]

          IN WITNESS WHEREOF, following adoption of this Operating Agreement by the Manager, the Members have executed this Operating Agreement as of the date first set forth above.

ADOPTED:                                      APPROVED AS ADOPTED:

MANAGER:                                      MEMBER:

CUPCORP, INC.                                 CUPCORP, INC.

By:  /s/ Mark Attanasio                       By:    /s/ Mark Attanasio
     ---------------------------------        ---------------------------------
     Name: Mark Attanasio                            Name: Mark Attanasio
     Title:   President                              Title:   President

                                    EXHIBIT A

NAME, ADDRESS AND INITIAL CAPITAL     INITIAL CAPITAL        INITIAL
   CONTRIBUTION OF EACH MEMBER         CONTRIBUTION       SHARING RATIO
---------------------------------     ---------------     -------------
Cupcorp, Inc.                            $  1,000,000          100%
c/o TCW/Crescent Mezzanine, L.L.C.
11100 Santa Monica Blvd.
Suite 2000
Los Angeles, CA 90025
Attention: Rufus Rivers

                      FIRST AMENDMENT TO LIMITED LIABILITY
                         COMPANY OPERATING AGREEMENT OF
                                   NEWCUP, LLC

                      A Delaware Limited Liability Company

     This First Amendment ("Amendment"), dated as of February 27, 2004, to the Limited Liability Company Agreement of Newcup, LLC, dated as of January 25, 2002 (the "Agreement") is (a) adopted by the sole Manager and (b) executed and agreed to, for good and valuable consideration, by the sole Member. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

     WHEREAS, the parties hereto desire to amend the Agreement as set forth herein to reflect certain additional understandings between the parties with respect to the Company.

     NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

1. AMENDMENT. Section 2.4 of the Limited Liability Company Operating Agreement shall be deleted in its entirety and replaced with the following new
     Section 2.4:

     Section 2.4 PURPOSES. The purpose of the Company is to engage in any lawful business, purpose or activity for which a limited liability company may be formed under the Delaware Limited Liability Company Act as set forth in
     Section 18-106 of the Act.

2.   MISCELLANEOUS.

     (a) This Amendment may be executed in multiple counterparts, all of which shall together be considered one and the same agreement

     (b) This Amendment shall be governed and construed in accordance with the laws of the State of Delaware applicable to contracts to be made and performed entirely therein without giving effect to the principles of conflicts of law thereof or of any other jurisdiction.

     (c) Headings of this Amendment are for convenience of the parties only, and shall be given no substantive or interpretative effect whatsoever.

     (d) Except as otherwise provided herein, all terms and conditions of the Agreement shall remain in full force and effect.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed as of the date first written above.


                                      APPROVED AS ADOPTED:

                                      CUPCORP, INC., as sole Member


                                      /s/ Susan H. Marks
                                      ---------------------------------
                                      Name:  Susan H. Marks
                                      Title: Treasurer

Adopted:


/s/ Ronald L. Whaley
--------------------------------------
Name:   Ronald L. Whaley
Title:  Sole Manager